Exhibit 99.1
PETROHAWK ENERGY
CORPORATION MID-
CONTINENT PROPERTIES
Statements of Operating Revenues and
Direct Operating Expenses

For the Year Ended December 31, 2009 and the Six
Months Ended June 30, 2010 and 2009 (Unaudited)
and Independent Auditors’ Report

TABLE OF CONTENTS

Page

Independent Auditors’ Report	1

Statements of Operating Revenues and Direct Operating Expenses for the Year Ended
December 31, 2009 and the Six Months Ended June 30, 2010 and 2009 (Unaudited)	2

Notes to Statements of Operating Revenues and Direct Operating Expenses	3

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Petrohawk Energy Corporation
Houston, Texas

We have audited the accompanying statement of operating revenues and direct operating expenses of the Mid–Continent Properties (“the Properties”), as defined in the purchase and sale agreement dated August 9, 2010, between Petrohawk Properties, LP, KCS Resources, LLC, and Hawk Field Services, LLC (collectively “the Company”) and EV Properties L.P., for the year ended December 31, 2009.  The statement of operating revenues and direct operating expenses is the responsibility of the Company’s management.  Our responsibility is to express an opinion on the statement of operating revenues and direct operating expenses based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of operating revenue and direct operating expenses is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of operating revenue and direct operating expenses, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement of operating revenues and direct operating expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of operating revenues and direct operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1 to the statement, and is not intended to be a complete presentation of the Properties’ results of operations.

In our opinion, such statement of operating revenue and direct operating expenses presents fairly, in all material respects, the operating revenues and direct operating expenses of the Properties for the year ended December 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1 to the statements of operating revenues and direct operating expenses, on December 31, 2009, the Company adopted Accounting Standards Update No. 2010–3, “Oil and Gas Reserve Estimation and Disclosures.”

/s/ Deloitte & Touche LLP
Houston, Texas
October 15, 2010

PETROHAWK ENERGY CORPORATION MID–CONTINENT PROPERTIES
STATEMENTS OF OPERATING REVENUES AND DIRECT OPERATING EXPENSES
FOR THE YEAR ENDED DECEMBER 31, 2009 AND THE SIX MONTHS ENDED JUNE 30, 2010 AND
2009 (UNAUDITED)

	Year Ended December 31,	Six Months Ended June 30,
	2009	2010	2009
		(Unaudited)
Operating revenues:
Crude oil	$4,933,943	$4,181,096	$1,943,159
Natural gas	19,385,441	11,022,858	9,486,290
Natural gas liquids	204,384	153,254	67,366
Total operating revenues	24,523,768	15,357,208	11,496,815

Direct operating expenses:
Lease operating	6,831,919	3,268,952	3,344,654
Workover and other	171,036	190,631	37,790
Taxes other than income	1,554,182	922,583	497,856
Gathering, transportation and other	2,667,937	1,177,026	1,357,674
Total direct operating expenses	11,225,074	5,559,192	5,237,974

Excess of operating revenues over direct operating expenses	$13,298,694	$9,798,016	$6,258,841

See accompanying notes to the statements of operating revenues and direct operating expenses.

PETROHAWK ENERGY CORPORATION MID–CONTINENT PROPERTIES
NOTES TO STATEMENTS OF OPERATING REVENUES AND DIRECT OPERATING EXPENSES
FOR THE YEAR ENDED DECEMBER 31, 2009 AND THE SIX MONTHS ENDED JUNE 30, 2010 AND
2009 (UNAUDITED)

1.	Basis of Presentation

On August 9, 2010, Petrohawk Properties, LP, KCS Resources, LLC and Hawk Field Services, LLC (collectively, “the Company”) entered into an agreement with EV Properties, L.P. to sell its operations in the Mid–Continent basin (“the Properties”) for an aggregate purchase price of approximately $123 million, subject to customary adjustments for changes in net working capital, interest and other adjustments.  The accompanying historical statements of operating revenues and direct operating expenses were carved out from the Company’s consolidated historical accounting records.   These statements are not intended to be a complete presentation of the results of operations of the Mid–Continent Properties as they do not include general and administrative expenses, effects of derivative transactions, interest income or expense, depreciation, depletion, and amortization, any provision for income tax expenses and other income and expense items not directly associated with operating revenues from natural gas, natural gas liquids, and crude oil.  Historical financial statements reflecting financial position, results of operations, and cash flows required by accounting principles generally accepted in the United States are not presented as such information is not readily available on an individual property basis and not meaningful to the acquired properties.  Accordingly, the accompanying statements are presented in lieu of the financial statements required under Rule 3–05 of Securities and Exchange Commission Regulation S–X.

Concentration of Credit Risk

The purchasers of the Company’s oil and natural gas production consist primarily of independent marketers, major oil and natural gas companies and gas pipeline companies.  The Company has not experienced any significant losses from uncollectible accounts.

Recently Issued Accounting Pronouncements

In December 2008, the SEC issued Release No. 33–8995, Modernization of Oil and Gas Reporting (ASC 2010–3), which amends the oil and gas disclosures for oil and gas producers contained in Regulations S–K and S–X, as well as adding a section to Regulation S–K (Subpart 1200) to codify the revised disclosure requirements in Securities Act Industry Guide 2, which is being eliminated.  The goal of Release No. 33–8995 is to provide investors with a more meaningful and comprehensive understanding of oil and gas reserves.  Energy companies affected by Release No. 33–8995 are now required to price proved oil and gas reserves using the unweighted arithmetic average of the price on the first day of each month within the 12–month period prior to the end of the reporting period, unless prices are defined by contractual arrangements, excluding escalations based on future conditions.  SEC Release No. 33–8995 is effective beginning for financial statements for fiscal years ending on or after December 31, 2009.  Additional disclosures were added to the accompanying notes to the financial statements for the Properties’ supplemental oil and gas disclosure.  See the unaudited Supplemental Oil and Gas Information in Note 4 for more details.

In January 2010, the FASB issued FASB Accounting Standards Update (ASU) No. 2010–03 Oil and Gas Estimations and Disclosures (ASU 2010–03).  This update aligns the current oil and natural gas reserve estimation and disclosure requirements of the Extractive Industries Oil and Gas topic of the FASB Accounting Standards Codification (ASC Topic 932) with the changes required by the SEC final rule ASC 2010–3, as discussed above.  ASU 2010–03 expands the disclosures required for equity method investments, revises the definition of oil– and natural gas–producing activities to include nontraditional resources in reserves unless not intended to be upgraded into synthetic oil or natural gas, amends the definition of proved oil and natural gas reserves to require 12–month average pricing in estimating reserves, amends and adds definitions in the Master Glossary that is used in estimating proved oil and natural gas quantities and provides guidance on geographic area with respect to disclosure of information about significant reserves.  ASU 2010–03 must be applied prospectively as a change in accounting principle that is inseparable from a change in accounting estimate and is effective for entities with annual reporting periods ending on or after a change in accounting estimate and is effective for entities with annual reporting periods ending on or after December 31, 2009.  The Company adopted ASU 2010–03 effective December 31, 2009.  See the unaudited Supplemental Oil and Gas Information in Note 4 for more details.

2.	Use of Estimates

The preparation of the statements of operating revenues and direct operating expenses in conformity with accounting principles generally accepted in the United States requires the Company’s management to make estimates and assumptions that affect the reported amounts of operating revenues and direct operating expenses during the respective reporting periods.  Actual results may differ from the estimates and assumptions used in the preparation of the statements of operating revenues and direct operating expenses.

3.	Revenue Recognition

Revenues from the sale of crude oil, natural gas and natural gas liquids are recognized when the product is delivered at a fixed or determinable price, title has transferred, collectability is reasonably assured and evidenced by a contract.  The Company follows the “sales method” of accounting for its oil and natural gas revenue, so it recognized revenue on all natural gas or crude oil sold to purchasers, regardless of whether the sales are proportionate to its ownership in the property.

4.	Supplemental Information Oil and Natural Gas Reserve Information (Unaudited)

Estimated Quantities of Proved Oil and Natural Gas Reserves

Users of this information should be aware that the process of estimating quantities of “proved” and “proved developed” oil and natural gas reserves is very complex, requiring significant subjective decisions in the evaluation of all available geological, engineering and economic data for each reservoir.  The data for a given reservoir may also change substantially over time as a result of numerous factors including, but not limited to, additional development activity, evolving production history and continual reassessment of the viability of production under varying economic conditions.  As a result, revisions to existing reserve estimates may occur from time to time.  Although every reasonable effort is made to ensure reserve estimates reported represent the most accurate assessments possible, the subjective decisions and variances in available data for various reservoirs make these estimates generally less precise than other estimates included in the financial statement disclosures.

Proved reserves represent estimated quantities of natural gas, crude oil and condensate that geological and engineering data demonstrate, with reasonable certainty, to be recoverable in future years from known reservoirs under economic and operating conditions in effect when the estimates were made.  Proved developed reserves are proved reserves expected to be recovered through wells and equipment in place and under operating methods used when the estimates were made.

The following table illustrates the Properties’ estimated net proved reserves, including changes, and proved developed reserves for the periods indicated. Natural gas liquids are included in natural gas reserves. The oil and natural gas liquids price as of December 31, 2009 is based on the 12–month unweighted average of the first of the month prices of the West Texas Intermediate posted price which equates to $57.65 per barrel. Oil and natural gas liquids prices as of December 31, 2008 are based on the respective year–end West Texas Intermediate posted price of $41.00 per barrel. The oil and natural gas liquids prices were adjusted by lease for quality, transportation fees, and regional price differentials. The gas price as of December 31, 2009 is based on the 12–month unweighted average of the first of the month prices of the Henry Hub spot price which equates to $3.87 per Mmbtu. Gas prices as of December 31, 2008 are based on the respective year–end Henry Hub spot market price of $5.71 per MMbtu. All prices are adjusted by lease for energy content, transportation fees, and regional price differentials. All prices are held constant in accordance with SEC guidelines. All proved reserves are located in the United States.

	Proved Reserves
	Oil (MBbls)	Natural Gas (MMcf)	Equivalent (MMcfe)
Proved reserves, December 31, 2008	1,109	44,235	50,889

Extensions and discoveries	141	3,973	4,819
Purchase of minerals in place	–	–	–
Production	(93)	(5,882)	(6,440)
Sale of minerals in place	–	–	–
Revision of previous estimates	(7)	(3,505)	(3,547)
Proved reserves, December 31, 2009	1,150	38,821	45,721

The SEC amended its definitions of oil and natural gas reserves effective December 31, 2009.  Previous periods were not restated for the new rules.  Key revisions include a change in pricing used to prepare reserve estimates to a 12–month unweighted average of the first–day–of–the–month prices, the inclusion of non–traditional resources in reserves, definitional changes, and allowing the application of reliable technologies in determining proved reserves, and other new disclosures.

The reserves described above have been estimated using deterministic methods.  For wells classified as proved developed producing where sufficient production history existed, reserves were based on individual well performance evaluation and production decline curve extrapolation techniques.  For undeveloped locations and wells that lacked sufficient production history, reserves were based on analogy to producing wells within the same area exhibiting similar geologic and reservoir characteristics, combined with volumetric methods.  The volumetric estimates were based on geologic maps and rock and fluid properties derived from well logs, core data, pressure measurements, and fluid samples.  Well spacing was determined from drainage patterns derived from a combination of performance–based recoveries and volumetric estimates for each area or field.  Proved undeveloped locations were limited to areas of uniformly high quality reservoir properties, between existing commercial producers.

Standardized Measure of Discounted Future Net Cash Flows Relating to Oil and Natural Gas Reserves

The following Standardized Measure of Discounted Future Net Cash Flow information has been developed utilizing ASC 932, Extractive Activities – Oil and Gas, (ASC 932) procedures and based on oil and natural gas reserve and production volumes estimated by the Company’s engineering staff.  It can be used for some comparisons, but should not be the only method used to evaluate the Properties or their performance.  Further, the information in the following table may not represent realistic assessments of future cash flows, nor should the Standardized Measure of Discounted Future Net Cash Flow be viewed as representative of the current value of the Properties.

The Company believes that the following factors should be taken into account when reviewing the following information:

•	future costs and selling prices will probably differ from those required to be used in these calculations;

•	due to future market conditions and governmental regulations, actual rates of production in future years may vary significantly from the rate of production assumed in the calculations;

•	a 10% discount rate may not be reasonable as a measure of the relative risk inherent in realizing future net oil and natural gas revenues; and

•	the effects of income taxes have been excluded.

Under the Standardized Measure, for the year ended December 31, 2009 the future cash inflows were estimated by applying unweighted 12-month average of the first day of the month (12-month unweighted average) cash price quotes to the estimated future production of year-end proved reserves.  The resulting net cash flows are reduced to present value amounts by applying a 10% discount factor. Use of a 10% discount rate and the unweighted 12–month average prices were required.

Year Ended December 31, 2009 (1)
(In thousands)
Future cash inflows	$189,257
Future production costs	(85,546)
Future development costs	(6,293)
Future net cash flows before 10% discount	97,418
10% annual discount for estimated timing of cash flows	(43,330)
Standardized measure of discounted future net cash flows	$54,088

(1) Amounts exclude the effect of income taxes.

Changes in Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Natural Gas Reserves

The following tabulation is a summary of changes between the total standardization measure of discounted future net cash flows at the beginning and end of each year:

Year Ended December 31, 2009
(In thousands)
Beginning of year	$80,706
Sale of crude oil and natural gas produced, net of production costs	(13,299)
Extensions and discoveries	3,389
Changes in prices and costs	(15,374)
Changes in estimated future development costs	465
Revisions of previous quantities	(5,627)
Accretion of discount	8,071
Changes in production rates and other	(4,243)
End of year	$54,088